AG Edwards
Growth Conference
September 2007

Corporate Summary
•

Founded in 1985 with 25 tractors and 50 trailers
•

Group of transportation providers providing premium
    transportation services
•

Group operates about 3,675 tractors and 9,000 trailers
•

8 full service terminals, 29 drop yards

Investment Summary
•

Consumed with providing exceptional service to our
    customers
•

Constraining size of tractor fleet to maximize profitability
•

Plan to resume fleet growth after return to low-90’s
    operating ratio
•

Significant operating leverage

(1)   Excludes $15.4 million asset impairment charge in 2001, $3.3 million asset impairment charge and a $1.4 million loss on  early extinguishment of debt in 2002, and a $19.5 million insurance charge and a $.4 million IRS interest charge in 2004.

(1)
(1)
(1)
(e)
$-
$100
$200
$300
$400
$500
$600
1997
1998
1999
2000
2001
2002
2003
2004
2005
2006
2007
$(1)
$4
$9
$14
$19
$24
$29
$34
$39
Revenue
Net Income
Inconsistent Profits Continue to Drive Change

SRT

STAR TRANSPORTATION, INC.

SOLUTIONS

CTG
Covenant Transportation Group

Expedited
Regional
Brokerage
2006
2007
34%

         36%
  9%

           -%
  4%

          14%
  1%

           3%
Dedicated
17%

       15%
OTR/Regional
19%

         12%
Temperature Control
Temperature Control
 16%

         20%
79%
63%
Trucks
1,060
675
570
0
2,305
760
610
0
3,675
Covenant Transportation Group

26%
15%
20%
36%
Expedited
Regional
Temperature Control
Dedicated
Brokerage
3%
% of Total Revenue
Covenant Transportation Group
Targeted Premium Markets

•

   Negatives
●

     Rate increases are difficult to attain
●

   Utilization and deadhead improvements are slow
●

   Fuel surcharge recovery continues to lag versus a year ago
2007 Update
•

Positives
●

Revenue per truck for the Covenant division continues to improve
●

Non driver headcount continues to decline
●

Cost reduction initiatives are building momentum
●

Solutions subsidiary growing profitably
●

Trucks are fully manned for the Covenant and Star subsidiaries
●

Assets held for sale continue to decline
●

Completed credit facility amendment with minimal annual cost impact

The Future
●

Continue to Develop Our Biggest Asset: People
●

Training
●

Improved Communication
●

Find & Develop Next Generation of Leaders
●

Restore Consistent Profitability
●

Improve Revenue Per Truck
●

Selective Rate Increases
●

Add Diversity to Present Customer Portfolio
●

Fill in Lane Gaps to Improve Density
●

Maximize assets that are producing acceptable margins
●

Lower Costs!

AG Edwards
Growth Conference
September 2007